Exhibit 99.1

For more information, contact:

Robert D. Sznewajs

President & CEO

(503) 598-3243

Anders Giltvedt

Executive Vice President & CFO

(503) 598-3250

WEST COAST BANCORP REPORTS FULL-YEAR NET INCOME OF $17 MILLION

•	FOURTH QUARTER EARNINGS WERE REDUCED BY A PRE-TAX PROVISION FOR CREDIT LOSSES OF $30.0 MILLION, OF WHICH $27.8 MILLION PRE-TAX WAS ASSOCIATED WITH THE TWO-STEP RESIDENTIAL CONSTRUCTION LOAN PORTFOLIO.
•	FULL-YEAR 2007 DILUTED EARNINGS PER SHARE OF $1.04 DECLINED FROM $1.86 IN 2006 DUE TO THE FOURTH QUARTER 2007 PROVISION FOR CREDIT LOSSES.
•	COMPARED TO FOURTH QUARTER 2006, THE COMPANY GENERATED A STRONG INCREASE IN TOTAL FEE INCOME WHILE TOTAL NON-INTEREST EXPENSE WAS NEARLY FLAT.

Lake Oswego, OR – January 15, 2008 – West Coast Bancorp (NASDAQ: WCBO) today announced a quarterly loss of $7.6 million or ($.49) per diluted share for the fourth quarter of 2007, compared to fourth quarter 2006 earnings of $7.7 million or $.48 per diluted share. The Company also reported net income of $16.7 million or $1.04 per diluted share for the full year 2007, compared to $29.3 million or $1.86 per diluted share for 2006.

	Three months ended December 31,
(Dollars in millions, except per share data)	2007	2006	% Change
Diluted Earnings Per Share	($0.49)	$0.48
Return On Average Equity	(13.8%)	15.5%
Return On Average Equity, Tangible*	(14.6%)	17.0%
Total Period End Loans	$2,173	$1,948	12%
Total Period End Deposits	$2,095	$2,006	4%

*Return on Average Equity, Tangible is a non-GAAP measure that we define and calculate as net income excluding intangible asset amortization, net of tax, divided by average equity less average intangible assets. See financial tables for a reconciliation to the GAAP measure.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2007 EARNINGS

January 15, 2008

"The loan portfolio, excluding the two-step loans, continues to perform within our expectations,” said Robert D. Sznewajs, President and Chief Executive Officer. “We remain committed to growing our core businesses consistent with our previously outlined strategy. The combination of our strong payments system products, delivery branch system and very talented people continues to give us a competitive advantage in the market place.”

Financial Results:

As previously announced, the Company recorded a fourth quarter 2007 total provision for credit losses of $30.0 million including $27.8 million related to the two-step portfolio and $2.2 million related to all other loans. In fourth quarter 2006, the Company recorded a total provision of $1.2 million, of which $.7 million was associated with the two-step portfolio. Total net charge-offs in the fourth quarter were 0.65% annualized of average loans outstanding or $3.6 million, of which $1.9 million related to the two-step portfolio. In the same period of 2006, $.6 million in total net charge-offs were recorded, none of which related to two-step loans.

At year end 2007, the total allowance for credit losses was $54.9 million, or 2.53% of total loans, including $31.1 million associated with the two-step loan portfolio and $23.8 million related to the remainder of the loan portfolio. The allowance for credit losses related to the two-step portfolio was 11.81% of total outstanding two-step loans. At December 31, 2007, the allowance for credit losses associated with loans other than two-step loans was 1.25% of such outstanding loan balances. At year-end 2006, the total allowance for credit losses was $23.0 million, or 1.18% of total loans.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2007 EARNINGS

January 15, 2008

Total non-performing assets were $29.7 million or 1.12% of total assets at December 31, 2007. The non-performing assets related to the two-step loans was $23.8 million or .90% of total assets at December 31, 2007, as compared to $0.6 million or 0.02% of total assets at year-end 2006. At year-end 2007, there were $5.9 million of non-performing loans outside the two-step portfolio or .22% of total assets, as compared to $0.9 million or .04% of total assets at year-end 2006. Total non-performing assets were $1.5 million or .06% of total assets on December 31, 2006. For more information on non-performing loans and assets, see tables 3 through 9.

In the fourth quarter of 2007, total net interest income increased $2.6 million or 10% from the same quarter last year primarily due to the 12% loan growth from the fourth quarter 2006. The fourth quarter net interest margin remained relatively unchanged from the same quarter in 2006, but compressed 14 basis points from the third quarter of this year. The compression in the margin for the fourth quarter was mainly the result of a lag in the decrease in deposit and borrowing rates relative to the decline in loan yields along with interest reversals on loans that fell into non-accrual status during the most recent quarter.

Total fourth quarter non-interest income rose $1.1 million or 15% from the same quarter in 2006 despite a $.4 million or 46% decline in gain of sales of loans resulting from slower residential mortgage market activity. Compared to fourth quarter 2006, payment system revenues increased $.5 million or 26% with strong growth in number of card related and merchant services processing revenues. Total deposit service charge revenues grew 31% or $.9 million over the same period primarily reflecting the approximately 10% year-over-year growth in consumer and business transaction accounts, lower earnings credits and higher transaction volumes.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2007 EARNINGS

January 15, 2008

Compared to the fourth quarter 2006, total non-interest expense increased a modest $.1 million or 1% in the final quarter of 2007. Personnel expense declined 5% from the fourth quarter in 2006, primarily caused by lower performance-related pay. New and relocated branches over the past 12 months and system upgrades were the primary drivers of the 27% and 17% growth in equipment and occupancy expense, respectively, from the same quarter in 2006. Consistent with the past few quarters, the 30% or $.2 million increase in year-over-year fourth-quarter payment system expense was largely due to significantly higher transaction volumes across our payment systems product offerings.

Other:

The Company will hold a Webcast conference call Wednesday, January 16, 2008, at 8:30 a.m. Pacific Time, during which the Company will discuss results for fourth quarter and year end 2007, as well as management's expectations for 2008. The Company will review and respond to questions regarding the provision associated with the two-step portfolio.

To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the “4th Quarter 2007 Earnings Conference Call” tab. The conference call may also be accessed by dialing 877-604-2074, conference ID#: 26072584 a few minutes prior to 8:30 a.m. PDT. The call will be available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

West Coast Bancorp, one of Oregon Business Magazine’s 100 Best Companies to Work For, is a Northwest bank holding company with $2.6 billion in assets, and 63 offices in Oregon and Washington. The Company combines the sophisticated products

WEST COAST BANCORP REPORTS FOURTH QUARTER 2007 EARNINGS

January 15, 2008

and expertise of larger banks with the local decision making, market knowledge and customer service of a community bank. For more information, visit the Company’s web site at www.wcb.com.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, factors identified in our Annual Report on Form 10-K for the year ended December 31, 2006, including under the heading "Forward Looking Statement Disclosure" and in Item 1A. Risk Factors as updated the Company’s Quarterly Report in Form 10-Q for the period ended September 20, 2007.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2007 EARNINGS

January 15, 2008

	West Coast Bancorp
	Consolidated Statements of Income (Loss)
(Unaudited)	Three months ended			Twelve months ended
(Dollars and shares in thousands)	December 31,		September 30,	December 31,
	2007	2006	2007	2007	2006
Net interest income
Interest and fees on loans	$43,254	$38,137	$44,517	$170,319	$136,193
Interest on investment securities	3,178	3,815	3,129	13,446	13,737
Other interest income	235	349	96	564	868
Total interest income	46,667	42,301	47,742	184,329	150,798
Interest expense on deposit accounts	14,020	13,486	14,504	55,036	40,927
Interest on borrowings and subordinated debentures	3,233	1,975	3,401	13,434	8,999
Total interest expense	17,253	15,461	17,905	68,470	49,926
Net interest income	29,414	26,840	29,837	115,859	100,872

Provision for credit losses	29,956	1,200	2,700	38,956	2,733

Non-interest income
Service charges on deposit accounts	3,698	2,833	3,213	12,932	11,096
Payment systems related revenue	2,197	1,738	2,122	8,009	6,738
Trust and investment services revenues	1,587	1,484	1,662	6,390	5,480
Gains on sales of loans	443	821	650	3,364	2,962
Other	690	631	661	2,870	2,506
Losses on sales of securities	—	—	(163)	(67)	(686)
Total non-interest income	8,615	7,507	8,145	33,498	28,096
Non-interest expense
Salaries and employee benefits	11,418	12,017	13,312	49,787	47,240
Equipment	1,852	1,455	1,593	6,544	5,477
Occupancy	2,242	1,921	2,099	8,548	7,048
Payment systems related expense	810	625	843	3,143	2,378
Professional fees	621	646	485	2,072	2,484
Postage, printing and office supplies	1,079	919	973	3,896	3,558
Marketing	1,233	1,260	1,298	4,524	4,967
Communications	421	388	415	1,624	1,370
Other non-interest expense	1,854	2,149	1,584	6,531	7,143
Total non-interest expense	21,530	21,380	22,602	86,669	81,665
Income (loss) before income taxes	(13,457)	11,767	12,680	23,732	44,570
Provision (benefit) for income taxes	(5,828)	4,068	4,350	7,032	15,310
Net (loss) income	$(7,629)	$7,699	$8,330	$16,700	$29,260

Basic (loss) earnings per share	$(0.49)	$0.50	$0.54	$1.08	$1.95
Diluted (loss) earnings per share	$(0.49)	$0.48	$0.52	$1.04	$1.86

Weighted average common shares	15,445	15,432	15,536	15,507	15,038
Weighted average diluted shares	15,445	16,130	16,035	16,045	15,730

Tax equivalent net interest income	$29,871	$27,246	$30,225	$117,500	$102,432

WEST COAST BANCORP REPORTS FOURTH QUARTER 2007 EARNINGS

January 15, 2008

	West Coast Bancorp
	Consolidated Balance Sheets
	December 31,	December 31,	September 30,
(Dollars and shares in thousands, unaudited)	2007	2006	2007
Assets:
Cash and cash equivalents	$113,802	$93,800	$101,372
Investments	269,425	328,652	271,409
Total loans	2,172,669	1,947,690	2,183,301
Allowance for loan losses	(46,917)	(23,017)	(27,534)
Loans, net	2,125,752	1,924,673	2,155,767
Goodwill and other intangibles	14,491	15,032	14,611
Other assets	123,232	103,215	104,452
Total assets	$2,646,702	$2,465,372	$2,647,611

Liabilities and Stockholders’ Equity:
Demand	$501,506	$496,676	$500,120
Savings and interest-bearing demand	364,971	343,689	347,560
Money market	678,090	642,507	666,352
Certificates of deposits	550,265	523,480	597,421
Total deposits	2,094,832	2,006,352	2,111,453
Borrowings and subordinated debentures	301,100	229,409	285,141
Reserve for unfunded commitments	7,986	—	972
Other liabilities	34,685	28,729	32,134
Total liabilities	2,438,603	2,264,490	2,429,700
Stockholders’ equity	208,099	200,882	217,911
Total liabilities and stockholders’ equity	$2,646,702	$2,465,372	$2,647,611

Common shares outstanding period end	15,593	15,586	15,604
Book value per common share	$13.35	$12.89	$13.97
Tangible book value per common share	$12.42	$11.92	$13.03

	West Coast Bancorp
	Period End Loan Portfolio By Category
	December 31,	December 31,	Change		Sept. 30
(Dollars in thousands, unaudited)	2007	2006	Amount	%	2007
Commercial loans	$504,101	$463,188	$40,913	9%	$530,196
Real estate construction loans [1]	517,988	365,954	152,034	42%	519,870
Real estate mortgage loans	330,803	287,495	43,308	15%	305,675
Commercial real estate loans	796,622	804,865	(8,243)	(1%)	804,200
Installment and other consumer loans	23,155	26,188	(3,033)	(12%)	23,360
Total loans	$2,172,669	$1,947,690	$224,979	12%	$2,183,301

[1] Two-step residential construction loan
balances within this category are:	262,952	171,692	91,260	53%	274,747
Non two-step residential construction loans	1,909,717	1,775,998	133,719	8%	1,908,554
Total loans	$2,172,669	$1,947,690	$224,979	12%	$2,183,301

WEST COAST BANCORP REPORTS FOURTH QUARTER 2007 EARNINGS

January 15, 2008

The following table reconciles return on average equity to return on average equity tangible.

	West Coast Bancorp
	Return on average equity tangible reconciliation[1]
(Dollars in thousands)	For the three months ended Dec. 31,		For the twelve months ended Dec. 31,
	2007	2006	2007	2006
Net income	$(7,629)	$7,699	$16,700	$29,260
Less: intangible asset amortization, net of tax*	77	98	351	283
Net income, tangible	$(7,552)	$7,797	$17,051	$29,543

Average shareholders’ equity	$219,890	$196,619	$212,349	$177,648
Less: average intangibles	(14,549)	(15,104)	(14,740)	(8,039)
Average shareholders’ equity, tangible	$205,341	$181,515	$197,609	$169,609
*Federal income tax provision applied at 35%.

Return on average equity	(13.8%)	15.5%	7.9%	16.5%
Return on average equity, tangible	(14.6%)	17.0%	8.6%	17.4%

1 Management uses return on equity, tangible internally and has disclosed it to investors based on its belief that the figure makes it easier to compare the Company’s performance to other financial institutions that do not have merger-related intangible assets and is commonly used in the industry. Ratios have been annualized where appropriate.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2007 EARNINGS

January 15, 2008

	West Coast Bancorp
	Financial Information
	Fourth	Fourth	Third
(Dollars in thousands except for per share data, unaudited)	Quarter	Quarter	Quarter	Year to date	Year to date
(all rates have been annualized where appropriate)	2007	2006	2007	2007	2006
PERFORMANCE RATIOS
- Return on average assets	(1.16%)	1.29%	1.29%	0.66%	1.33%
- Return on average common equity	(13.76%)	15.54%	15.33%	7.86%	16.47%
- Return on average tangible equity	(14.59%)	17.04%	16.60%	8.62%	17.42%
- Non-interest income to average assets	1.31%	1.26%	1.26%	1.32%	1.28%
- Non-interest expense to average assets	3.27%	3.58%	3.49%	3.42%	3.72%
- Efficiency ratio, tax equivalent	55.9%	61.5%	58.7%	57.4%	62.2%

NET INTEREST MARGIN
- Yield on interest-earning assets	7.57%	7.59%	7.87%	7.77%	7.37%
- Rate on interest-bearing liabilities	3.66%	3.71%	3.86%	3.76%	3.27%
- Net interest spread	3.91%	3.88%	4.01%	4.01%	4.10%
- Net interest margin	4.80%	4.84%	4.94%	4.91%	4.96%

AVERAGE ASSETS
- Investment securities	$273,328	$321,942	$267,681	$284,582	$298,758

- Commercial loans	$504,330	$442,512	$516,634	$497,975	$418,955
- Real estate construction loans	525,110	328,625	507,613	477,055	274,856
- Real estate mortgage loans	314,497	279,526	300,114	296,859	265,217
- Commercial real estate loans	804,585	802,230	798,940	798,383	759,023
- Installment and other consumer loans	23,320	27,066	23,799	24,705	27,726
- Total loans	$2,171,842	$1,879,959	$2,147,100	$2,094,977	$1,745,777

- Total interest earning assets	$2,468,863	$2,233,725	$2,426,360	$2,394,958	$2,066,217
- Other assets	140,963	138,218	143,180	142,760	127,412
- Total assets	$2,609,826	$2,371,943	$2,569,540	$2,537,718	$2,193,629

AVERAGE LIABILITIES & EQUITY
- Demand deposits	$492,636	$496,870	$490,336	$479,310	$466,282
- Savings and Interest bearing demand	367,359	343,921	341,496	351,521	339,082
- Money market	676,908	640,306	680,027	665,037	558,735
- Certificates of deposits	573,967	534,000	565,550	554,263	457,077
- Total deposits	$2,110,870	$2,015,097	$2,077,409	$2,050,131	$1,821,176

- Borrowings and subordinated debentures	$251,868	$137,326	$252,314	$250,481	$170,790

- Total interest bearing liabilities	$1,797,355	$1,655,553	$1,839,387	$1,748,515	$1,525,683
- Other liabilities	592,581	519,771	514,603	576,854	490,298
- Total liabilities	$2,389,936	$2,175,324	$2,353,990	$2,325,369	$2,015,981
- Average common equity	219,890	196,619	215,550	212,349	177,648
- Total average liabilities and common equity	$2,609,826	$2,371,943	$2,569,540	$2,537,718	$2,193,629

AVERAGE ASSET/LIABILITY RATIOS
- Average stockholders’ equity to average assets	8.43%	8.29%	8.39%	8.37%	8.10%
- Average int. earning assets to int. bearing liabilities	137.4%	134.9%	131.9%	137.0%	135.4%
- Average loans to average assets	83.2%	79.3%	83.6%	82.6%	79.6%
- Interest bearing deposits to assets	59.2%	64.0%	61.8%	59.0%	61.8%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2007 EARNINGS

January 15, 2008

The following table presents information with respect to the change in the Company’s total allowance for credit losses.

	West Coast Bancorp
	Total Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs
	Quarter ended	Quarter ended	Quarter ended
	December 31,	December 31,	September 30,
(Dollars in thousands, unaudited)	2007	2006	2007
Allowance for credit losses, beginning of period	$28,506	$22,404	$26,496
Provision for credit losses	29,956	1,200	2,700
Charge-offs	3,636	774	990
Recoveries	77	187	300
Net charge-offs	3,559	587	690

Total allowance for credit losses	$54,903	$23,017	$28,506

Components of allowance for credit losses
Allowance for loan losses	$46,917	$23,017	$27,534
Reserve for unfunded commitments	7,986	—	972
Total allowance for credit losses	$54,903	$23,017	$28,506

Net loan charge-offs to average loans (annualized)	0.65%	0.12%	0.13%

	Year to date	Year to date
	December 31,	December 31,
(Dollars in thousands, unaudited)	2007	2006
Allowance for credit losses, beginning of period	$23,017	$20,469
Provision for credit losses	38,956	2,733
Charge-offs	7,713	1,921
Recoveries	643	849
Net Charge-offs	7,070	1,072

Allowance for loan losses, from acquisition	—	887

Total allowance for loan losses	$54,903	$23,017

Components of allowance for credit losses
Allowance for loan losses	$46,917	$23,017
Reserve for unfunded commitments	7,986	—
Total allowance for credit losses	$54,903	$23,017

Net loan charge-offs to average loans	0.34%	0.06%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2007 EARNINGS

January 15, 2008

The following table presents information about the Company’s total non-performing assets and delinquent loans.

	West Coast Bancorp
	Total Loan Portfolio
	Non-performing Assets and Delinquencies
	December 31,	December 31,	September 30,
(Dollars in thousands, unaudited)	2007	2006	2007
Non-accruing loans	$26,427	$1,468	$7,867
90 day past and accruing interest	—	—	—
Total non-performing loans	26,427	1,468	7,867

Other real estate owned	3,255	—	1,183
Total non-performing assets	$29,682	$1,468	$9,050

Delinquent loans 30-89 days pastdue, not in nonaccrual status	$44,484	$9,922	$14,827

Allowance for loan losses to total loans	2.16%	1.18%	1.26%
Allowance for credit losses to total loans	2.53%	1.18%	1.31%
Non-performing loans to total loans	1.22%	0.08%	0.36%
Delinquent loans to total loans	2.05%	0.51%	0.68%
Allowance for loan losses to non-performing loans	178%	1568%	350%
Non-performing assets to total assets	1.12%	0.06%	0.34%
Allowance for loan losses to non-performing assets	158%	1568%	304%

The following table presents information about the Company’s activity in other real estate owned.

	West Coast Bancorp
	Other real estate owned (“OREO”) activity
	December 31,	December 31,	September 30,
(Dollars in thousands, unaudited)	2007	2006	2007
Beginning balance	$—	$—	$—
Additions to other real estate owned	3,793	—	1,721
Disposition of other real estate owned	(538)	—	(538)
Ending other real estate owned balance	$3,255	$—	$1,183

WEST COAST BANCORP REPORTS FOURTH QUARTER 2007 EARNINGS

January 15, 2008

The following table presents information with respect to the change in the Company’s allowance for credit losses in the two-step residential construction loan portfolio.

	West Coast Bancorp
	Two-Step Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs Two-Step Portfolio
	Quarter ended	Quarter ended	Quarter ended
	December 31,	December 31,	September 30,
(Dollars in thousands, unaudited)	2007	2006	2007
Allowance for credit losses, beginning of period	$5,196	$1,940	$3,971
Provision for credit losses	27,736	678	1,891
Charge-offs	1,867	—	666
Recoveries	—	—	—
Net charge-offs	1,867	—	666

Total allowance for credit losses	$31,065	$2,618	$5,196

Components of allowance for credit losses
Allowance for loan losses	$23,917	$2,618	$5,025
Reserve for unfunded commitments	7,148	—	171
Total allowance for credit losses	$31,065	$2,618	$5,196

Net loan charge-offs to average loans (annualized)	0.34%	0.00%	0.12%

	Year to date	Year to date
	December 31,	December 31,
(Dollars in thousands, unaudited)	2007	2006
Allowance for credit losses, beginning of period	$2,618	$1,166
Provision for credit losses	30,980	1,452
Charge-offs	2,540	—
Recoveries	7	—
Net Charge-offs	2,533	—

Total allowance for credit losses	$31,065	$2,618

Components of allowance for credit losses
Allowance for loan losses	$23,917	$2,618
Reserve for unfunded commitments	7,148	—
Total allowance for credit losses	$31,065	$2,618

Net loan charge-offs to average loans	0.12%	0.00%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2007 EARNINGS

January 15, 2008

The following table presents information about the Company’s allowance for credit losses, nonperforming assets and delinquencies in the two-step residential construction loan portfolio.

	West Coast Bancorp
	Two-step Residential Construction Loans
	Non-performing Assets and Delinquencies
	December 31,	December 31,	September 30,
(Dollars in thousands, unaudited)	2007	2006	2007
Non-accruing two-step loans	$20,545	$567	$6,695
90 day past and accruing interest	—	—	—
Total non-performing two-step loans	20,545	567	6,695

Other real estate owned two-step	3,255	—	1,183
Total non-performing two-step assets	$23,800	$567	$7,878

Delinquent two-step loans 30-89 days past due	$36,778	$2,969	$9,878

Allowance for two-step loan losses to total two-step loans	9.10%	1.52%	1.83%
Allowance for two-step credit losses to total two-step loans	11.81%	1.52%	1.89%
Non-performing two-step loans to total two-step loans	7.81%	0.33%	2.44%
Delinquent two-step loans to total two-step loans	13.99%	1.73%	3.60%
Allowance for two-step loan losses to non-performing two-step loans	116%	462%	75%
Non-performing two-step assets to total assets	0.90%	0.02%	0.30%
Allowance for two-step loan losses to non-performing two-step assets	100%	462%	64%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2007 EARNINGS

January 15, 2008

The following table presents information with respect to the change in the Company’s allowance for credit losses for the non two-step residential construction loan portfolio.

	West Coast Bancorp
	Non Two-step Residential Construction Loans
	Allowance For Credit Losses and Net Charge-offs non two-step loans
	Quarter ended	Quarter ended	Quarter ended
	December 31,	December 31,	September 30,
(Dollars in thousands, unaudited)	2007	2006	2007
Allowance for credit losses, beginning of period	$23,310	$20,464	$22,525
Provision for credit losses	2,220	522	809
Charge-offs	1,769	774	324
Recoveries	77	187	300
Net charge-offs	1,692	587	24

Total allowance for credit losses	$23,838	$20,399	$23,310

Components of allowance for credit losses
Allowance for loan losses	$23,000	$20,399	$22,509
Reserve for unfunded commitments	838	—	801
Total allowance for credit losses	$23,838	$20,399	$23,310

Net loan charge-offs to average loans (annualized)	0.31%	0.12%	0.00%

	Year to date	Year to date
	December 31,	December 31,
(Dollars in thousands, unaudited)	2007	2006
Allowance for credit losses, beginning of period	$20,399	$19,303
Provision for credit losses	7,976	1,281
Charge-offs	5,173	1,921
Recoveries	636	849
Net Charge-offs	4,537	1,072

Allowance for loan losses, from acquisition	—	887

Total allowance for credit losses	$23,838	$20,399

Components of allowance for credit losses
Allowance for loan losses	$23,000	$20,399
Reserve for unfunded commitments	838	—
Total allowance for credit losses	$23,838	$20,399

Net loan charge-offs to average loans	0.22%	0.06%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2007 EARNINGS

January 15, 2008

The following table presents information about the Company’s allowance for credit losses, nonperforming assets and delinquencies in the non two-step residential construction loan portfolio.

	West Coast Bancorp
	Non Two-step Residential Construction Loans
	Non-performing Assets and Delinquencies
	December 31,	December 31,	September
(Dollars in thousands, unaudited)	2007	2006	2007
Non-accruing non two-step loans	$5,882	$901	$1,172
90 day past and accruing interest	—	—	—
Total non-performing non-step loans	5,882	901	1,172

Other real estate owned non two-step	—	—	—
Total non-performing non two-step assets	$5,882	$901	$1,172

Delinquent non two-step loans 30-89 days past due	$7,706	$6,953	$4,949

Allowance for non two-step loan losses to total non two-step loans	1.20%	1.15%	1.18%
Allowance for non two-step credit losses to total non two-step loans	1.25%	1.15%	1.22%
Non-performing non two-step loans to total non two-step loans	0.31%	0.05%	0.06%
Delinquent non two-step loans to total non two-step loans	0.40%	0.39%	0.26%
Allowance for non two-step loan losses to non-performing non two-step loans	391%	2264%	1921%
Non-performing non two-step assets to total assets	0.22%	0.04%	0.04%
Allowance for non two-step loan losses to non-performing non two-step assets	391%	2264%	1921%